                                  EXHIBIT 21



                                                          STATE OF
WHOLLY-OWNED SUBSIDIARIES OF REGISTRANT                 INCORPORATION
- - ---------------------------------------                 -------------


Athens Brick Company                                        Delaware
Brookhollow of Virginia, Inc.                               Virginia
Brookhollow Corporation                                     Delaware
  Brookhollow of Alexandria, Inc.                           Louisiana
  Brookhollow of Houston, Inc.                              Texas
  Brook Hollow Properties, Inc.                             Texas
  Empire Central Investment Corporation                     Texas
  Brookhollow Hotel Corporation                             Texas
  Brookhollow of North Carolina, Inc.                       North Carolina
  Brookhollow/Arlington, Inc.                               Texas
  Clodine Properties Inc.                                   Texas
Creole Corporation                                          Delaware
Crestview Corporation                                       Tennessee
Diamond Pro Inc.                                            Texas
Dolphin Construction Company                                Louisiana
Louisiana Industries, Inc.                                  Louisiana
TXI Aggregate Transportation Company                        Texas
TXI Aviation, Inc.                                          Texas
TXI Cement Company, formerly TXI Structural Products, Inc.  Delaware
TXI Transportation Company                                  Texas


COMPANY 81% OWNED BY REGISTRANT
- - -------------------------------

Chaparral Steel Company                                     Delaware
  TA Joist Company                                          Delaware
  Ferrco Dallas, Inc.                                       Texas

  COMPANIES 80% OWNED BY CHAPARRAL
  --------------------------------

    American Steel Transport, Inc.                          Texas